234 Ninth Avenue North	T 206-624-3357
Seattle, WA	F 206-624-6857
98109	www.jonessoda.com

NEWS RELEASE

JONES SODA CO. ANNOUNCES FIRST QUARTER FISCAL 2007 FINANCIAL RESULTS

May 3, 2007	Trading Symbol:	NASDAQ: TSX-V:	JSDA JSD

Seattle, Washington – Jones Soda Co. (the “Company” or “Jones”) today announced financial results for the first quarter ended March 31, 2007.

First Quarter Review

•	Total case sales of 1,722,000 cases (288 ounce equivalent) compared to 592,000 cases a year ago

•	Revenue increased 4.9% to $9.2 million compared to $8.8 million a year ago

•	Gross margin increased to 38.3% versus 35.6% last year

•	Diluted earnings per share were $0.00 compared to $0.00 a year ago

Peter van Stolk, President and CEO stated, “During the first quarter we worked hard to prepare for the full launch of our Jones Soda 12-ounce cans while at the same time increase the penetration of our bottled business at retail. Sales of 1,124,000 cases (288 ounce equivalent) of concentrate during the quarter contributed to meaningful gross margin expansion. However, this expansion was offset by additional investments in our infrastructure, primarily sales personnel and increased compliance costs (Audit and Sarbanes Oxley) to support our aggressive expansion plans coupled with several new promotional programs aimed at heightening our brand awareness. As we head into the key summer selling season, we are excited about the recent introduction of Jones Soda Pure Cane in bottles which along with our Pure Cane 12-ounce cans offer consumers a healthier alternative and provide our company significant growth opportunities into the future.”

Revenue for the first quarter of 2007 increased 4.9% to $9.2 million compared to $8.8 million in the first quarter of 2006. Gross margin for the first quarter increased to 38.3% versus 35.6% in the first quarter of the prior year. Operating expenses as a percentage of sales for the first quarter increased to 44.5% from 36.7% in the corresponding period in the prior year. Earnings before interest income and taxes decreased to a loss of $427,784 compared to income of $44,832 in the prior year. The company reported a net income of $58,312, or $0.00 per diluted share, compared to net income of $2,542, or $0.00 in the first quarter ended March 31, 2006.

“We are very pleased to achieve more than 25% ACV in such a short period of time and we are committed to expanding our national presence throughout the remainder of this year and beyond,” continued Mr. van Stolk. “Jones Soda 12-ounce cans are now available across the country at major retailers including Wal-Mart, Sam’s Clubs, Albertsons, Safeway and Target to name a few. Importantly, we have successfully leveraged our relationships to secure additional distribution for our bottles with many of the aforementioned accounts and we will continue to focus on executing similar agreements for our entire portfolio of products.”

Mr. van Stolk concluded, “Our brand equity and recognition continue to expand as we diversify our business, increase our marketing and advertising, and broaden our geographic reach. After several years as a leader in the premium soda category we have made tremendous progress over the past 12-months transforming our Company through exciting new and unique product offerings in order to target the much larger carbonated soft drink market. While it is still early we are optimistic about our prospects as we believe we are just now beginning to scratch the surface in terms of our full potential. We move forward with a strong management team and an entire organization dedicated to delivering long-term growth and profitability and increased shareholder value.”

About Jones Soda Co.
Headquartered in Seattle, Washington, Jones Soda Co. manufactures its Jones Soda, Jones Pure Cane Soda, Jones Energy, Jones Organics, Jones Naturals, Jones 24C and Whoopass brands and sells through its distribution network in select markets across North America. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

This press release contains forward-looking statements and projections concerning the Company’s plans, strategies, expectations, predictions and financial projections concerning the Company’s future activities and results of operations and other future events or conditions, and are ”forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “anticipate,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding potential growth opportunities, working capital and cash flow management, operational and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. These statements by the Company are subject to certain risks, including, among others, future demand for its products, competition from other businesses providing similar products, the ability to maintain profitability and control expenses and the Company’s ability to successfully execute its business strategy. These and other risks and uncertainties are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

(See attached Exhibits)

JONES SODA CO.

CONSOLIDATED STATEMENT OF OPERATIONS

($US)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenue	$9,189,089	$8,760,380
Cost of Goods Sold	5,671,879	5,640,710
Gross Profit	$3,517,210	$3,119,670
Gross Margin	38.3%	35.6%
Licensing Revenue	145,947	137,571
Operating Expenses(1):
Promotion and Selling	$2,358,720	$2,052,421
General & Admin.	1,732,221	1,159,988

	4,090,941	3,212,409

(Loss) earnings before interest & taxes	$(427,784)	$44,832
Interest income, net	441,086	12,710

Earnings before income taxes	$13,302	$57,542
Income tax benefit (expense)	45,010	(55,000)
Earnings for the period	$58,312	$2,542

Earnings per share:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Weighted average number of common stock
Basic	25,667,806	21,746,947
Diluted	26,449,564	22,627,053
(1) Includes non-cash stock based compensation:
Promotion and selling	$68,004	$116,010
General and administrative	$139,896	$270,693

JONES SODA CO.
CONSOLIDATED BALANCE SHEETS
($US)
(unaudited)

	March 31, 2007	March 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$15,181,388	$2,803,152
Short term investments	15,569,403	—
Accounts receivable	5,638,389	4,588,548
Inventory	5,744,333	3,949,308
Deferred income tax asset	2,221,386	—
Prepaid expenses	784,837	204,213

	$45,139,736	$11,545,221
Deferred income tax asset	419,863	—
Capital assets	914,708	627,027
Other assets	1,420,974	—
Intangible assets	200,042	70,486

	$48,095,323	$12,242,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$4,232,749	$4,712,543
Current portion of capital lease obligations	42,349	112,228
Taxes payable	146,414	—
	$4,421,512	$4,824,771
Capital lease obligation	15,192	55,292
Shareholders’ equity	43,658,619	7,362,671

	$48,095,323	$12,242,734

JONES SODA CO.
CONSOLIDATED STATEMENT OF CASH FLOWS
($US)
(unaudited)

	Three months ended	Three months ended
	March 31, 2007	March 31, 2006	2005
Cash flows from (used in) operating activities :
Earnings for the period	$58,312	$2,542
Items not involving cash:
Depreciation and amortization	133,879	59,134
Deferred income taxes	(41,283)	—
Stock based compensation	207,900	386,703
Change in current assets and liabilities	13,441	607,642
Net cash from operating activities	372,249	1,056,021
Cash flows from (used in) investing activities:
Sale of short-term investments – net	740,104	—
Purchase of capital assets	(208,651)	(15,734)
Purchase of other assets	(77,542)	—
Purchase of intangible assets	—	(5,218)

Net cash from (used in) investing activities	453,911	(20,952)
Cash flows from (used in) financing activities:
Proceeds from exercise of options	477,617	626,791
Net repayment of capital lease obligations	(28,259)	(34,809)
Net cash from financing activities	449,358	591,982

Net increase in cash and cash equivalents	1,275,518	1,627,051
Cash and cash equivalents, beginning of period	13,905,870	1,176,101

Cash and cash equivalents, end of period	$15,181,388	$2,803,152

For further information, contact:

Peter van Stolk, Jones Soda Co. (206) 624-3357 or pvs@jonessoda.com	Chad Jacobs, ICR (203) 682-8200 or cjacobs@icronline.com

Hassan N. Natha, Jones Soda Co.

(206) 624-3357 or hnatha@jonessoda.com

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